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                                  PRESS RELEASE


FOR IMMEDIATE RELEASE:                         CONTACT:

CompX International Inc.                       David A. Bowers
5430 LBJ Freeway, Suite 1700                   President & CEO
Dallas, Texas 75240                            Tel.:  864-286-1122


               APPOINTMENT OF PRESIDENT OF COMPX PRECISION SLIDES

         Dallas, TEXAS ... September 15, 2004 ... CompX International Inc. (NYSE: CIX) announced today the appointment effective September 13, 2004 of David J. Camozzi to the newly created position of President of CompX Precision Slides. Mr. Camozzi joins CompX following a career in the steel industry, with a background in sales, operations and executive management. This position will focus on providing CompX with global coordination of its precision slide business unit. Mr. Camozzi will be responsible for managing CompX's precision slide operations in Kitchener, Ontario, Canada; Taipei, Taiwan; and Byron Center, Michigan.

         CompX is a leading manufacturer of precision slides, security products and ergonomic computer support systems.

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